Exhibit 99.(h)(2)

Fee Waiver Agreement

EULAV Asset Management (the “Adviser”) and EULAV Securities LLC (the “Distributor”) each agree to the following fee waivers:

Value Line Core Bond Fund: The Adviser waives 0.10% of the advisory fee and the Distributor waives 0.05% of the Rule 12b-1 fee for the period June 1, 2013– June 30, 2014.

Value Line Tax Exempt Fund, Inc.:  The Distributor waives 0.25% of the Rule 12b-1 fee for the period July 1, 2013 – June 30, 2014;

Value Line Larger Companies Fund, Inc.: The Distributor waives 0.25% of the Rule 12b-1 fee for the period May 1, 2013-June 30, 2014.

Value Line Fund, Inc.:   The Distributor waives 0.25% of the Rule 12b-1 fee for the period May 1, 2013-June 30, 2014.

Value Line Strategic Asset Management Trust: The Distributor waives 0.15% of the Rule 12b-1 fee for the period May 1, 2013-June 30, 2014.

Value Line Centurion Fund, Inc.: The Distributor waives 0.15% of the Rule 12-1 fee for the period May 1, 2013-June 30, 2014

Value Line Income and Growth Fund, Inc:   The Distributor waives 0.05% of the Rule 12b-1 fee for the period March 1, 2013 – June 30, 2014;

Value Line Asset Allocation Fund, Inc.:  The Distributor waives 0.10% of the Rule 12b-1 fee for the period August 1, 2013 – July 31, 2014;

 Dated this  27th   day of  February, 2013

On behalf of the Distributor and the Adviser,

/s/ Mitchell Appel
Mitchell Appel, President EULAV Asset Management EULAV Securities LLC.
Received:

/s/ Emily Washington
Emily Washington, Treasurer Value Line Mutual Funds